UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MAXIMUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11419 Sunset Hills Road
Reston, Virginia 20190
(703) 251-8500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 22, 2005

The 2005 Annual Meeting of Shareholders of MAXIMUS, Inc. will be held at our corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia on Tuesday, March 22, 2005 at 11:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

1.                                       The election of three Class II Directors to serve until the 2008 Annual Meeting of Shareholders, and the election of one Class III Director to serve until the 2006 Annual Meeting of Shareholders.

2.                                       The ratification of the appointment of Ernst & Young LLP as our independent public accountants for our 2005 fiscal year.

3.                                       The transaction of any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on Friday, January 21, 2005 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

Our board of directors hopes that you will attend the meeting.  Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope.  Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

David R. Francis, Secretary

January 26, 2005

TABLE OF CONTENTS

General Information About Voting	1

Security Ownership of Management and Five Percent Owners	2

Section 16(a) Beneficial Ownership Reporting Compliance	4

PROPOSAL 1 – Election of Directors	4

Corporate Governance and the Board of Directors	8

Executive Officers	12

Report of the Compensation Committee	14

Compensation Committee Interlocks and Insider Participation	15

Executive Compensation	16

Certain Relationships and Related Transactions	19

Stock Performance Graph	20

PROPOSAL 2 – Ratification of the Appointment of Independent Public Accountants	21

Audit Information	21

Shareholder Proposals for Our 2006 Annual Meeting of Shareholders	22

Other Materials	23

Appendix A – Audit Committee Charter	A-1

11419 Sunset Hills Road
Reston, Virginia 20190
(703) 251-8500

PROXY STATEMENT

Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2005 Annual Meeting of Shareholders to be held on Tuesday, March 22, 2005 and at any adjournments of the meeting.  This proxy statement and accompanying proxy are first being sent or given to shareholders on or about January 26, 2005.

GENERAL INFORMATION ABOUT VOTING

Who can vote.  You will be entitled to vote your shares of MAXIMUS common stock at the annual meeting if you were a shareholder of record at the close of business on January 21, 2005.  As of that date, 21,295,281 shares of common stock were outstanding and entitled to one vote each at the meeting.  You are entitled to one vote on each item voted on at the meeting for each share of common stock that you held on January 21, 2005.

How to vote your shares.  You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy.  If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card.  The proxies named in the enclosed proxy card (Lynn P. Davenport, Richard A. Montoni and David R. Francis) will vote your shares as you have instructed.  You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares.  If you attend the meeting, you can always revoke your proxy by voting in person.  No postage is necessary if the proxy card is mailed in the United States.

Quorum.  A quorum of shareholders is required in order to transact business at the annual meeting.  A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

Number of votes required.  The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote
• Election of directors	For each nominee, a plurality of the votes cast for or withheld from such nominee.

• Ratification of the board’s selection of independent public accountants	A majority of the votes cast for or against ratification.

Abstentions and broker non-votes.  A broker non-vote occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter.  If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” Abstentions and broker non-votes will not count as votes cast in the election of directors or in the vote on ratifying the board’s selection of independent public accountants.  Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

Discretionary voting by proxies on other matters.  Aside from the election of directors and the ratification of the board’s selection of independent public accountants, we do not know of any other proposal that may be presented at the 2005 Annual Meeting.  However, if another matter is properly presented at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

How you may revoke your proxy.  You may revoke the authority granted by your executed proxy card at any time before we exercise it by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary, or by voting in person at the annual meeting.

Expenses of solicitation.  We will bear all costs of soliciting proxies.  We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses.  In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and/or personal interviews.

Shareholders sharing the same surname and address.  In some cases, shareholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and proxy statement.  This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.  If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, 11419 Sunset Hills Road, Reston, Virginia 20190, Attn: Director of Investor Relations, telephone: (800) 368-2152.  If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

The following table shows the number of shares of our common stock beneficially owned as of January 1, 2005 (unless otherwise indicated), by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and the nominees for director, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned by each holder is based upon the rules of the Securities and Exchange Commission (“SEC”).  Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or other right.  Accordingly, this table includes shares that each person has the right to acquire on or before March 2, 2005.  Unless otherwise indicated, to the best of our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table.  By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

To compute the percentage ownership of any shareholder or group of shareholders in the following table, the total number of shares deemed outstanding includes 21,266,550 shares that were outstanding on January 1, 2005 (which number does not include shares held by us as treasury shares), plus any shares that a holder or group of holders could acquire upon exercising any options held by that holder or group of holders that are exercisable on or before March 2, 2005.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares		Percent

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	2,194,027	(1)	10.3%

Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	1,969,200	(2)	9.3%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	1,856,000	(3)	8.7%

Russell A. Beliveau	70,072	(4)	*
John F. Boyer	52,196	(5)	*
Lynn P. Davenport	101,894	(6)	*
Robert J. Fallon	29,364	(5)	*
John J. Haley	22,474	(7)	*
Paul R. Lederer	14,215	(7)	*
David V. Mastran	2,132,436	(8)	10.0%
Richard A. Montoni	66,168	(5)	*
Peter B. Pond	75,085	(7)	*
Raymond B. Ruddy	157,468	(5)	*
Marilyn R. Seymann	19,975	(7)	*
James R. Thompson, Jr.	32,986	(7)	*
Wellington E. Webb	11,926	(7)	*

All directors and executive officers as a group (17 persons)	753,394	(9)	3.5%

*                             Percentage is less than 1% of all outstanding shares of common stock.

(1)                      As of September 30, 2004, as reported by Wellington Management Company, LLP (“WMC”) on Schedule 13G/A filed with the SEC on October 8, 2004.  WMC indicated on the Schedule 13G/A that, in its capacity as investment adviser, it may be deemed to beneficially own 2,194,027 shares held of record by its clients and that it had shared dispositive power over all such shares and shared voting power over 1,528,227 of such shares.

(2)                      As of September 30, 2004, as reported by Royce & Associates, LLC on Form 13F filed with the SEC.

(3)                      As of September 30, 2004, as reported by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on Form 13F filed with the SEC.  T. Rowe Price indicated on a Schedule 13G/A filed with the SEC on February 6, 2004 that the reported shares were beneficially owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Stock Fund, Inc. (which as of December 31, 2003, beneficially owned 1,058,300 of the reported shares), to which T. Rowe Price served as investment adviser with power to direct investments and/or power to vote the reported securities.  T. Rowe Price further indicated that, as of December 31, 2003, it had sole dispositive power for 1,972,300 of the reported shares and sole voting power for 286,800 of the reported shares and that, for purposes of reporting under the Securities Exchange Act of 1934 (the “Exchange Act”), it was deemed the beneficial owner of the reported shares, but it denied beneficial ownership of the reported shares.

(4)                      Amount includes 20,796 shares issuable under stock options exercisable on or before March 2, 2005 and 46,992 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

(5)                      Amounts include shares issuable under stock options exercisable on or before March 2, 2005, as follows: Boyer, 51,273; Fallon, 25,496; Montoni, 65,000; and Ruddy, 7,468.

(6)                      Amount includes 98,213 shares issuable under stock options exercisable on or before March 2, 2005 and 1,250 shares held by Mr. Davenport’s son.

(7)                      Amounts reflect shares issuable under stock options exercisable on or before March 2, 2005.

(8)                      Dr. Mastran retired effective September 30, 2004.  Amount reflects ownership reported by Dr. Mastran on a filing with the SEC on October 15, 2004.

(9)                      Amount includes 541,423 shares issuable under stock options exercisable on or before March 2, 2005, but does not include shares of common stock owned by Dr. Mastran, who retired effective September 30, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities.  They must also furnish copies of the reports to us.  Based solely on our review of the reports furnished to us and any written representations that no other reports were required, we believe that during our 2004 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that John F. Boyer inadvertently filed late an amended report on Form 3 in April 2004 to report his ownership of common stock, Richard L. Bradley, formerly the President of the Technical Services Strategic Business Unit, inadvertently filed late an amended report on Form 3 in April 2004 to report additional ownership of common stock, David R. Francis inadvertently filed late a report on Form 5 covering an acquisition of common stock in December 2002, and Raymond B. Ruddy inadvertently filed late a report on Form 3 in September 2004 and a report on Form 4 covering the grant of stock options in August 2004.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

The board of directors currently consists of nine directors.  Under our charter, the board is divided into three classes, with each class having as nearly equal a number of directors as possible.  The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of shareholders.  At the 2005 Annual Meeting, three Class II Directors will be elected to hold office for three years and until their successors are elected and qualified, and one Class III Director will be elected to hold office for one year and until his successor is elected and qualified.  The board has nominated Russell A. Beliveau, John J. Haley, and Marilyn R. Seymann for election as Class II Directors and Raymond B. Ruddy for election as a Class III Director at the upcoming annual meeting.  Mr. Beliveau, Mr. Haley, Dr. Seymann and Mr. Ruddy presently serve as our directors.  If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these four nominees unless you mark your proxy card otherwise.  The proxy may not be voted for a greater number of nominees than four.  Each nominee has consented to being named in this proxy statement and to serve if elected.  If for any reason a nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute.  We do not presently expect that any of the nominees will be unavailable.

David V. Mastran resigned from our board of directors effective September 30, 2004 in connection with his retirement as President and Chief Executive Officer.  Raymond B. Ruddy, who was appointed to the board in August 2004, is being presented to shareholders for election for the first time.

Vote Required

The affirmative vote of a plurality of the total number of votes cast for or withheld from each of Mr. Beliveau, Mr. Haley, Dr. Seymann and Mr. Ruddy is required to re-elect each nominee to our board.  Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast.  Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

Biographical Information

The following table contains biographical information about the nominees and current directors whose terms of office will continue after the 2005 Annual Meeting.  Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of January 1, 2005, appears above under “Security Ownership of Management and Five Percent Owners.”

Nominees for Class II Directors (for term expiring in 2008)

Name and Age	Business Experience and Other Directorships	Director Since

Russell A. Beliveau Age: 57

Russell A. Beliveau has served as a director since 1995. He served as our President of Investor Relations from October 2000 until his retirement in September 2002 and served as President of Business Development from September 1998 until October 2000. Prior to that, he served as President of the Government Operations Group from 1995 to 1998. Mr. Beliveau has more than 28 years of experience in the health and human services industry during which he has worked in both government and private sector positions at the senior executive level. Mr. Beliveau’s past positions include Vice President of Operations at Foundation Health Corporation of Sacramento, California from 1988 through 1994 and Deputy Associate Commissioner (Medicaid) for the Massachusetts Department of Public Welfare from 1983 until 1988. Mr. Beliveau received his Masters in Business Administration and Management Information Systems from Boston College in 1980 and his B.A. in Psychology from Bridgewater State College in 1974.

1995

John J. Haley Age: 55

John J. Haley has served as one of our directors since June 2002. Mr. Haley is currently President and Chief Executive Officer of Watson Wyatt & Company Holdings, a human resources and employee benefits consulting firm. Mr. Haley joined Watson Wyatt in 1977. Mr. Haley is also a director of Watson Wyatt & Company Holdings and serves on the Watson Wyatt LLP Partnership Board. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

2002

Marilyn R. Seymann Age: 62

Marilyn R. Seymann has served as one of our directors since April 2002. Dr. Seymann is currently President and Chief Executive Officer of M One, Inc., a corporate strategy and governance consulting firm for public and private companies. She has been with M One since 1991. Prior to forming M One, she held senior management positions with Chase Bank, Arthur Andersen, and was the Associate Dean of the College of Business at Arizona State University. Dr. Seymann holds a B.A. from Brandeis University, an M.A. from Columbia University, and a Ph.D. from California Western University. She is a director of EOS International, Beverly Enterprises, Inc., and Provide Commerce, Inc.

2002

Nominee for Class III Director (for term expiring in 2006)

Name and Age	Business Experience and Other Directorships	Director Since

Raymond B. Ruddy Age: 61

Raymond B. Ruddy has served as one of our directors since August 2004. Mr. Ruddy retired from MAXIMUS in August 2001. Before his retirement Mr. Ruddy served as the Chairman of the Board of Directors from 1985 to 2001 and President of our Consulting Group from 1989 to 2000. From 1969 until he joined us, Mr. Ruddy served in various capacities with Touche Ross & Co., including Associate National Director of Consulting from 1982 until 1984 and Director of Management Consulting (Boston, Massachusetts office) from 1978 until 1983. Mr. Ruddy received his M.B.A. from the Wharton School of Business of the University of Pennsylvania and his B.S. in Economics from Holy Cross College.

2004

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE FOUR NOMINEES SET FORTH ABOVE.

Class III Directors (present term expires in 2006)

Name and Age	Business Experience and Other Directorships	Director Since
Lynn P. Davenport Age: 57

Lynn P. Davenport was promoted to Chief Executive Officer of MAXIMUS effective October 1, 2004. Mr. Davenport is also the President of MAXIMUS, a position he has held since October 2003. Mr. Davenport served as the Chief Operating Officer of MAXIMUS from October 2003 through September 2004. He was General Manager of our Health and Consulting Strategic Business Unit from October 2001 through October 2003. He served as President of our Consulting segment from October 2000 to September 2001. Previously he had been President of the Human Services Division since he joined us in 1991. Mr. Davenport has served as a director since 1994. He has over 28 years of health and human services experience in the areas of administration, productivity improvement, management consulting, revenue maximization and management information systems. Prior to joining us, Mr. Davenport was employed by Deloitte & Touche, and its predecessor, Touche Ross & Co., in Boston, Massachusetts, where he became a partner in 1987. Mr. Davenport received his M.P.A. in Public Administration from New York University in 1971 and his B.A. in Political Science and Economics from Hartwick College in 1969.

1994

Wellington E. Webb Age: 63

Wellington E. Webb has served as one of our directors since his election in September 2003. Mr. Webb completed his third, four-year term as Mayor of the City and County of Denver, Colorado in 2003. Prior to first being elected as Mayor in 1991, he served at the state, local, and federal levels in several capacities including Denver City Auditor, Executive Director of the Colorado Department of Regulatory Agencies, and Regional Director of the U.S. Department of Health Education and Welfare. Mr. Webb’s distinguished public career began in 1972 when he was elected to the Colorado House of Representatives. Mr. Webb holds a B.A. in Sociology from the Colorado State College at Greeley and a M.A. in Sociology from the University of Northern Colorado. He also holds honorary Doctorates from the University of Colorado at Denver and from Metropolitan State College.

2003

Class I Directors (present term expires in 2007)

Name and Age	Business Experience and Other Directorships	Director Since
Paul R. Lederer Age: 65

Paul R. Lederer has served as one of our directors since April 2003. Mr. Lederer retired from Federal Mogul in 1998 as Executive Vice President, Worldwide Aftermarket, following its acquisition of Fel-Pro where he served as President and Chief Operating Officer from November 1994 to February 1998. Mr. Lederer brings more than 30 years of management experience and leadership in the commercial business sector to MAXIMUS. During his distinguished career, Mr. Lederer has held various senior positions with Federal Mogul, Fel-Pro, Stant, Epicor Industries, and Parker Hannifin. Mr. Lederer holds a B.A. from the University of Illinois and received his J.D from Northwestern University. He is also a director of Transpro, Inc., R&B, Inc., and O’Reilly Automotive, Inc.

2003

Peter B. Pond Age: 60

Peter B. Pond has served as one of our directors since his election in December 1997 and as Chairman of the Board since September 2001. Mr. Pond is a founder of ALTA Equity Partners LLC, a venture capital firm, and has been a General Partner of that firm since June 2000. Prior to that, Mr. Pond was a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation in Chicago and was head of that company’s Midwest Investment Banking Group. Mr. Pond holds a B.S. in Economics from Williams College and an M.B.A. in Finance from the University of Chicago. He is also a director of Navigant Consulting, Inc.

1997

James R. Thompson, Jr. Age: 68

James R. Thompson, Jr. has served as one of our directors since his election in March 2001. Governor Thompson currently serves as Chairman of the international law firm of Winston & Strawn, a position he has held since January 1993. He joined that firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until January 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson has served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County. He is a former Chairman of the President’s Intelligence Oversight Board. Governor Thompson also served on the National Commission on Terrorist Attacks Upon the United States (9-11 Commission). Governor Thompson attended the University of Illinois and Washington University, and he received his J.D. from Northwestern University in 1959. Governor Thompson is currently a member of the boards of directors of Navigant Consulting, Inc., FMC Corporation, FMC Technologies, Inc., and Hollinger International Inc.

2001

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and our articles of incorporation and bylaws.  Members of the board are kept informed of our business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.  Our corporate governance practices are summarized below.

Corporate Governance Guidelines

The board of directors has adopted Guidelines for Corporate Governance that set forth the practices of the board with respect to management review and responsibility, board composition, selection of directors, operation of the board and meetings, committees of the board, director responsibilities and tenure and evaluation of the board and committees.  The Guidelines are available on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.

The board of directors in its business judgment has determined that the following seven members of its Board of Directors are independent as defined by New York Stock Exchange listing standards: John J. Haley, Paul R. Lederer, Peter B. Pond, Raymond B. Ruddy, Marilyn R. Seymann, James R. Thompson, Jr. and Wellington E. Webb.  In reaching this conclusion, the board considered that the Company and its subsidiary agencies provide services to, and otherwise conduct business with, companies of which certain members of the board or members of their immediate families are or were directors or officers.

Consistent with the New York Stock Exchange listing standards, the Guidelines for Corporate Governance establish categorical standards under which the board views the following as impairing a director’s independence:

•                  a director who is currently, or in the past three years has been, employed by the Company or by any subsidiary of the Company;

•                  a director who has accepted, or has any family member who has accepted, payments from the Company or its affiliates in excess of $100,000 within the current fiscal year or any of the past three fiscal years (except for board services, retirement plan benefits, or non-discretionary compensation);

•                  a director who has an immediate family member who is, or has been in the past three years, employed by the Company or any subsidiary of the Company as an executive officer;

•                  a director who is a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company’s securities) in the current fiscal year or in any of the last three fiscal years that exceed 2% of consolidated gross revenue for the business, or the Company, for that year, or that exceed $1,000,000, whichever is greater;

•                  a director who is employed as an executive officer of another company where any of the Company’s executive officers serves on that other company’s compensation committee, or such a relationship has existed within the past three years; and

•                  a director who has been a partner or employee of the Company’s outside auditor within the past three years.

None of our independent directors, their immediate family members, or employers, is engaged in such relationships with us and, as a result, each independent director meets our categorical standards.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.  That code, our Standards of Business Conduct and Ethics, can be found posted on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.

Board and Committee Meeting Attendance

Our board expects that its members will prepare for, attend and participate in all board and applicable committee meetings.  Our board of directors held five meetings during fiscal 2004.  During our 2004 fiscal year, each of our directors attended all of the meetings of our board of directors and all of the meetings of the committees of the board upon which each served, except that David V. Mastran and John J. Haley did not attend one meeting of the board, and Paul R. Lederer did not attend one Audit Committee meeting.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either at the beginning or at the end of each regularly scheduled Board meeting.  Peter B. Pond, the Chairman of the Board, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him or her c/o MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.  Communications to the non-management directors as a group may be sent to the same address, c/o the Chairman of the Nominating and Governance Committee.  We promptly forward all such correspondence to the indicated directors.

Committees of the Board

The standing committees of the board of directors are the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Audit Committee

The Audit Committee assists the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting processes and audits of our financial statements.  The Audit Committee specifically reviews the financial reports and other financial information provided by the company, our disclosure controls and procedures and internal accounting and financial controls, the internal audit function, the legal compliance and ethics programs, and the annual independent audit process.  The Audit Committee operates under a written charter originally adopted by the board on May 16, 2000, as subsequently amended.  The Audit Committee’s charter, as amended and currently in effect, is attached to this proxy statement as Appendix A and is available on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.

The members of the Audit Committee are Peter B. Pond (Chair), Paul R. Lederer, Marilyn R. Seymann, and Wellington E. Webb, each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of audit committee members in effect on the date of this proxy statement.  The board of directors has determined that all of the committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Pond qualifies as an audit committee financial expert as defined by regulations of the SEC.

The Audit Committee held six meetings during fiscal 2004.  For additional information regarding the committee, see “Audit Information – Report of the Audit Committee” below.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of James R. Thompson, Jr. (Chair), John J. Haley, Paul R. Lederer, Peter B. Pond, Marilyn R. Seymann, and Wellington E. Webb, each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of nominating and governance committee members in effect on the date of this proxy statement.  The Nominating and Governance Committee operates under a written charter originally adopted by the board on September 23, 2003, as subsequently amended.  The Nominating and Governance Committee’s charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.  The Nominating and Governance Committee did not meet separately from the full board during fiscal 2004.

The purpose of the Nominating and Governance Committee is to identify, evaluate and recommend candidates for membership on the board of directors, to ensure an appropriate structure and process for management succession and to establish and assure the effectiveness of the governance principles of the board and the company.  The committee considers, at a minimum, the following qualifications in recommending to the board potential new directors, or the continued service of existing directors:

•                  personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;

•                  broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions;

•                  expertise that is useful to the Company and complementary to the background and experience of other directors;

•                  willingness to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the board and its committees;

•                  commitment to serve on the board over a period of several years to develop knowledge about the Company’s principal operations; and

•                  willingness to represent the best interests of all shareholders and objectively appraise management performance.

The Nominating and Governance Committee will consider shareholder recommendations for candidates to serve on the board of directors.  Shareholders entitled to vote for the election of directors may submit candidates for consideration by the committee if it receives timely written notice, in proper form, for each such recommended director nominee.  If the notice is not timely and in proper form, the nominee will not be considered by the committee.  To be timely for the 2006 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals for Our 2006 Annual Meeting of Shareholders” below.  To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.  These requirements are more fully described in Article I, Section 6, of our bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia  20190.

Under the process used by us for selecting new board candidates, the President and Chief Executive Officer, the Nominating and Governance Committee or other board members identify the need to add a new board member with specific qualifications or to fill a vacancy on the board.  The Chairman of the Nominating and Governance Committee will initiate a search, working with staff support and seeking input from board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders.  An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the Nominating and Governance Committee.  A determination is made as to whether Nominating and Governance Committee members or board members have relationships with preferred candidates and can initiate contacts.  The President and Chief Executive Officer and at least one member of the Nominating and Governance Committee interviews prospective candidates.  The Nominating and Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full board of directors.

Compensation Committee

The Compensation Committee is responsible for reviewing, approving, and overseeing the administration of our compensation and benefit programs, and evaluating their effectiveness in supporting our overall business objectives of the Company.  Specifically, the committee establishes compensation policies for our directors and consults with the Chief Executive Officer on compensation policies for senior management, evaluates the performance and sets the compensation of the Chief Executive Officer, and reviews our executive development programs, performance evaluation process and incentive compensation programs.  The Compensation Committee operates under a written charter originally adopted by the board on September 23, 2003, as subsequently amended.  The Compensation Committee’s charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.

The members of the Compensation Committee are Marilyn R. Seymann (Chair), John J. Haley, Paul R. Lederer, Peter B. Pond, and James R. Thompson, Jr., each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of compensation committee members in effect on the date of this proxy statement.

The Compensation Committee acted by written consents during fiscal 2004 and did not meet separately from the full board.  For additional information regarding the committee, see “Report of the Compensation Committee” below.

Annual Meeting Attendance

We encourage members of the board of directors to attend the annual meeting of shareholders.  All of our directors attended our 2004 annual meeting of shareholders.

Director Compensation

Directors who are also MAXIMUS employees do not receive additional compensation for their services as directors.  Outside directors are paid a $45,000 annual retainer (at least $25,000 of which must be received in stock options), a fee of $2,500 for each board meeting and a fee of $1,500 for each committee meeting in which they participate.  Mr. Pond receives an additional $80,000 retainer for his services as Chairman of the Board and an additional $10,000 retainer for his services as Chairman of the Audit Committee.  Dr. Seymann receives an additional $5,000 retainer for her services as Chair of the Compensation Committee.  Directors who are entitled to directors’ fees may elect to receive all or a portion of their cash fees in stock options granted under our 1997 Equity Incentive Plan, valued using the Black-Scholes option pricing method.

Any director who is not a MAXIMUS employee is eligible to participate in our 1997 Director Stock Option Plan.  Options under the Director Stock Option Plan are automatically granted to an eligible director upon the election or re-election of the director.  Under the plan, each option consists of 5,000 shares of common stock for each year of the term of office to which the director is elected or re-elected, with any period of term of office less than a year deemed a full year.  The option becomes exercisable for 5,000 shares immediately upon grant and, if the grant is for more than 5,000 shares, then it also becomes exercisable for an additional 5,000 shares at each subsequent annual shareholders meeting during which the optionee is an eligible director and shares remain unexercisable under the option.  Options granted under the Director Stock Option Plan have a ten-year term.  The exercise price for each option is equal to our common stock’s last sale price on the trading day immediately preceding the date of grant, as reported on the New York Stock Exchange.  During fiscal year 2004, the eligible directors were Mr. Beliveau, Mr. Haley, Mr. Lederer, Mr. Pond, Dr. Seymann, Governor Thompson and Mr. Webb.  When he became a director in August 2004, Mr. Ruddy received an option for 10,000 shares of common stock, 5,000 shares of which were exercisable immediately upon grant and 5,000 of which will become exercisable at the next annual shareholders meeting.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions are as follows:

Name	Age	Position

Lynn P. Davenport	57	Chief Executive Officer, President and Director
Richard A. Montoni	53	Chief Financial Officer and Treasurer
David R. Francis	43	General Counsel and Secretary
John F. Boyer	57	Group President of the Health Services Group
Bruce L. Caswell	38	Group President of the Human Services Group
David B. Crawford	46	Group President of the Systems Products Group
Robert J. Fallon	60	Group President of the Management and Financial Services Group
Robert L. Moul	41	Group President of the Education Group
Bradley H. Nickels	43	Group President of the Systems Development Group

The following information sets forth biographical information for all executive officers.  Such information with respect to Lynn P. Davenport, the Company’s Chief Executive Officer and President, is set forth above in the “Proposal 1 – Election of Directors” section.

Richard A. Montoni has served as our Chief Financial Officer and Treasurer since March 2002.  Previously he served as Chief Financial Officer and Executive Vice President for Managed Storage International, Inc. in Broomfield, Colorado from December 2000 to August 2001.  From October 1996 to December 2000, he was Chief Financial Officer and Executive Vice President for CIBER, Inc., a NYSE-listed company in Englewood, Colorado where he also served as a director until March 2002.  Before joining CIBER, he was an audit partner with KPMG, LLP, where he worked for nearly 20 years.  Mr. Montoni holds a Masters Degree in Accounting from Northeastern University and a Bachelor of Science degree in Economics from Boston University.

David R. Francis has served as our General Counsel and Secretary since August 1998.  He has over 19 years experience as a practicing attorney.  Before joining us, he was Of Counsel at the law firm Howrey & Simon and, prior to that, Senior Counsel at Teledyne, Inc.  Mr. Francis received his J.D. from Harvard Law School in 1986 and his B.A. in Philosophy from Johns Hopkins University in 1983.

John F. Boyer has served as the President of our Health Services Group since October 2004.  Previously he served as General Manager of our Health Services Strategic Business Unit from October 2003 through September 2004.  Before that he served as President of our Health Services Group since October 2001 and before that he was President of the Health Management Services Division from September 1998 to September 2001.  Mr. Boyer has been with MAXIMUS since 1995, primarily in health-related services.  Mr. Boyer has over 30 years of experience in health care delivery including clinical, administrative and managed care services.  Prior to joining MAXIMUS, Mr. Boyer was Director, Health Services Financing Policy in the Office of the Assistant Secretary of Defense (Health Affairs) at the Pentagon.  He has served in a variety of clinical nursing roles including Clinical Instructor of Neurology and Neurosurgery at the National Naval Medical Center, Supervisor of Outpatient and Emergency

Services, and Charge Nurse of Intensive Care Units in several Naval Hospitals.  Mr. Boyer holds a Ph.D. in Public Administration/Public Policy Analysis from the American University, an M.S. in Management from the Naval Postgraduate School, an M.S. in Nursing from New York Medical College and a B.S. in Education (Mathematics) from Illinois State University.

Bruce L. Caswell has served as the President of our Human Services Group since October 2004.  Previously he was employed by the IBM Corporation for nine years, serving most recently as Vice President, State and Local Government & Education Industries for IBM Business Consulting Services (BCS) in Bethesda, MD.  During his tenure at IBM, Mr. Caswell also served as Director of Federal Sales (BCS) and led sales and business development teams in IBM’s marketing and software organizations nationally and globally.  Prior to IBM, Mr. Caswell served five years with Price Waterhouse LLP, Office of Government Services, in Washington, DC, culminating as a Manager in the firm’s Policy Research and Analysis practice unit.  Mr. Caswell has over 15 years of experience providing consulting, systems integration, and program operations services primarily to public sector clients at the state and Federal levels.  Mr. Caswell holds a Master of Public Policy (MPP) from the John F. Kennedy School of Government, Harvard University (1990) and a B.A. in Economics from Haverford College (1988).

David B. Crawford has served as the President of our Systems Products Group since April 2004.  Previously, he was the President of our Justice Solutions Division, a position he held since the acquisition of Crawford Consulting by the Company in March 2000.  Mr. Crawford has over 24 years experience in the area of software development for various commercial and governmental applications.  Prior to founding Crawford Consulting in 1987, Mr. Crawford was employed by Price Waterhouse in the Auditing and Management Consulting Services groups.  Mr. Crawford is a CPA and received his B.S. in Accounting from the University of Akron in 1980.

Robert J. Fallon has served as the President of our Management and Financial Services Group since October 2004.  Previously he served as General Manager of our Human Services Strategic Business Unit from October 2003 through September 2004.  Mr. Fallon has served in various senior management positions including President of Financial Services from October 2001 to September 2002, President of Consulting Services from October 2001 to September 2002, President of Revenue Services from October 2000 to September 2001, and Vice President Human Services and Corporate Counsel from 1995 to 2000.  Mr. Fallon brings over 32 years of extensive experience in state human services administration, legal representation, and service delivery.  His career includes 25 years at the Rhode Island Department of Human Services where he served as Director of the Department from 1991-1995.  Previously, at DHS, he served as Assistant Director of Legal Services and Chief Legal Counsel, Deputy Chief of Legal Services, Supervising Attorney for Child Welfare Services, and as an AFDC caseworker.  Mr. Fallon holds a J.D. from Suffolk University School of Law and a B.A. in Economics from Providence College.

Robert L. Moul has served as the President of our Education Solutions Group since October 2004.  Previously he served as the President of the Financial Services Group since he joined the Company in April 2004 through September 2004.  Before joining MAXIMUS, Mr. Moul was President of Global Education Solutions and Corporate Vice President of Outsourcing at Systems and Computer Technology Corporation (SCT) from September 2000 to October 2003.  Before joining SCT, Mr. Moul was with EDS for nearly 20 years during which time he held a number of technical and senior management positions most recently as Executive Director, Federal Government, EDS Australia, Director of Operations and Deputy Managing Director, EDS Hong Kong, and Account Executive, EDS UK.  Mr. Moul holds a Masters Degree in Technology Management from the University of Maryland, University College.

Bradley H. Nickels has served as the President of our Systems Development Group since April 2004.  Previously he served as the President of the Enterprise Solutions and Education Solutions Divisions since he joined the Company in August 2003 through March 2004.  Mr. Nickels has over twenty years of experience in building and managing information systems business.  Prior to joining MAXIMUS, Mr. Nickels was a co-founder and held a variety of executive positions at Tier Technologies, Inc.  Prior to co-founding Tier Technologies, Mr. Nickels held various technology and management positions with American Express.  Mr. Nickels earned a President/Key Executive MBA from Pepperdine University and received his B.S. in Computer Information Systems from Arizona State University in 1983.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our board of directors establishes the cash compensation policies for the company’s executive officers.  The Compensation Committee consists of Mr. Haley, Mr. Lederer, Mr. Pond, Dr. Seymann and Governor Thompson.  Dr. Seymann serves as Chair of the Committee.  The Compensation Committee is also responsible for approving the equity compensation of executive officers under the MAXIMUS 1997 Equity Incentive Plan.  The Compensation Committee submits this report on compensation policies and actions during fiscal year 2004 with respect to our executive officers, including Dr. Mastran in his capacity as our Chief Executive Officer and our four most highly compensated other employees who served as our executive officers during some or all of our 2004 fiscal year.  Dr. Mastran retired as our President and Chief Executive Officer effective September 30, 2004.

Compensation philosophy

MAXIMUS bases its executive compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the company’s long-term success.  Through its compensation policy, MAXIMUS strives to provide total compensation that is competitive with other companies in comparable lines of business.  The compensation program includes both motivational and retention-related compensation components.  Effective individual performance that meets and exceeds MAXIMUS’ current plans and objectives is encouraged through bonus awards and stock option and restricted stock unit (“RSU”) grants.  Stock options and RSUs are granted in order to link a meaningful portion of the compensation of MAXIMUS’ executives with the performance of MAXIMUS’ common stock.

MAXIMUS endeavors to reward each executive’s achievement of designated targets that relate to MAXIMUS’ annual and long-term performance, customer satisfaction and individual fulfillment of responsibilities.  While compensation survey data are useful guides for comparative purposes, we believe that an effective compensation program also requires the application of judgment and subjective determinations of individual performance.  Therefore, the Compensation Committee and MAXIMUS’ board of directors apply their judgment to reconcile the program’s objectives with the realities of retaining valued employees.

Compliance with Internal Revenue Code section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers.  However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit.  MAXIMUS currently intends to structure its stock options grants to executive officers in a manner that meets these performance-based requirements.

Executive compensation program

Compensation for MAXIMUS’ executives consists of three principal elements: annual base salary, annual cash bonus and long term equity incentives.

Base salary.  Mr. Montoni received an initial monthly base salary under the terms of his employment agreement, subject to annual review for adjustment.  Mr. Montoni’s agreement was approved by MAXIMUS in 2002.  Messrs. Davenport, Fallon and Boyer do not have employment agreements, and their base salaries were adjusted after their annual reviews.  MAXIMUS sets the salaries or minimum salaries of its executive officers by referring to the relevant executive’s salary history and by considering internal and external factors, and MAXIMUS may adjust base salaries for future periods based upon individual performance, experience and the salaries paid to individuals in comparable positions with other companies.

Cash bonus.  Messrs. Davenport, Montoni, Fallon and Boyer also may receive an annual cash bonus as significant part of their annual compensation.  In fiscal 2004, their cash bonuses represented the following percentages of the indicated officer’s total fiscal 2004 earned cash compensation: Mr. Davenport, 6.5%, Mr. Montoni, 7.2%, Mr. Fallon, 4.9% and Mr. Boyer, 12.5%.  A target cash bonus is established for Mr. Montoni by the terms of his employment agreement.  We determine the amount of the cash bonuses awarded to our other executive officers based upon our financial performance and each officer’s contribution to this performance.  We review and evaluate the performance of the executive’s division or activity, the impact on us of that division or activity and the skills and experience required for the job in assessing each executive’s contribution to our success.  We also compare these factors with similar factors applied to other executives, both inside and outside of MAXIMUS.

Equity ownership.  MAXIMUS also provides long-term incentive compensation to its executives in the form of options to purchase common stock and RSUs.  The MAXIMUS equity ownership program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders and (ii) attract and retain important key executives, managers and individual contributors.  The retention of key executives is essential to our growth and development.

Generally, the stock options and RSUs that MAXIMUS grants have relatively long vesting periods and, in the case of stock options, exercise prices equal to the fair market value per share of common stock on the date of the grant.  The retention value of these options and RSUs is maximized, and our executive officers are provided with an incentive for longer-term success, through long vesting periods.  Many of our stock options vest in equal annual installments over four years beginning on the first anniversary of the date of the option grant.  If employees leave MAXIMUS before their options are exercisable, the unexercisable portions are forfeited.  While MAXIMUS believes that these longer vesting periods are in the shareholders’ best interest, the vesting periods may result in an increased number of outstanding options compared to companies with shorter vesting schedules.  The RSUs typically vest in equal installments over six years beginning on the first anniversary of the RSU grant, subject to acceleration in the event the company achieves certain performance targets.

In general, the number of RSUs and shares of common stock underlying the stock options granted to each executive officer reflects the significance of that executive officer’s current and anticipated contributions to MAXIMUS and the equity compensation policies of competitors and other privately-held and publicly-traded companies with similar capitalizations.  MAXIMUS expects to continue to apply this philosophy to future grants of its stock options and RSUs.  The value that may be realized upon exercise of options depends upon the price of our common stock at the time of exercise and the exercise price of the option.  Each individual option-holder, and not the board, makes the decision as to whether to exercise options that are exercisable at any particular time.

Dr. Mastran’s compensation

Dr. Mastran’s minimum base annual salary for fiscal 2004 was fixed at $550,000 by the Compensation Committee, representing a $120,000 increase from Dr. Mastran’s base salary during fiscal 2003.  Of the $550,000 salary approved for fiscal 2004, $458,058 was paid to Dr. Mastran due to certain uncompensated leave time taken by Dr. Mastran.  The Committee set Dr. Mastran’s base salary at a level it believed was consistent with Dr. Mastran’s salary history at MAXIMUS.  The Compensation Committee is responsible for determining Dr. Mastran’s annual bonus after the end of the fiscal year by evaluating MAXIMUS’ overall financial performance and Dr. Mastran’s contribution to MAXIMUS’ performance.  Despite Dr. Mastran’s substantial contributions to MAXIMUS’ performance in fiscal 2004, Dr. Mastran received no bonus, stock awards or option grants in light of his existing significant equity ownership in MAXIMUS.

Compensation Committee

Marilyn R. Seymann
John J. Haley
Paul R. Lederer
Peter B. Pond
James R. Thompson, Jr.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

As disclosed under the caption “Certain Relationships and Related Transactions” below, Governor Thompson is Chairman of the law firm of Winston & Strawn, which firm has provided certain specialized legal services to MAXIMUS from May 2000 to the present, and Mr. Haley is the President and Chief Executive Officer of Watson Wyatt & Company Holdings, which firm provided compensation consulting services to MAXIMUS from February 2002 to April 2004.

In addition, Dr. Mastran and Mr. Davenport, in their respective capacities as members of our board of directors, participated in our board’s deliberations during our 2004 fiscal year concerning executive officer compensation.  During our 2004 fiscal year, Dr. Mastran and Mr. Davenport also served as officers and employees of MAXIMUS.

EXECUTIVE COMPENSATION

Annual Compensation

The table below provides earned compensation information for our former CEO and our four most highly compensated other employees who served as our executive officers during some or all of our 2004 fiscal year whose salary and bonus from MAXIMUS earned for fiscal year 2004 exceeded $100,000.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)		Restricted Stock Units ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)(4)

David V. Mastran* Former Chief Executive Officer	2004 2003 2002	458,058 395,155 375,000	— — —	— — —		— — —	— — —	— — —

Lynn P. Davenport President and Chief Executive Officer	2004 2003 2002	500,000 385,000 360,000	35,000 35,000 20,000	— — —		139,600 — 256,190	100,000 5,000 —	6,150 6,000 8,000

Richard A. Montoni** Chief Financial Officer	2004 2003 2002	385,000 340,000 176,042	30,000 25,500 54,166	— — 69,886	(5)	130,875 — 105,490	65,000 15,000 60,000	6,150 8,833 3,250

Robert J. Fallon*** Group President of the Management and Financial Services Group	2004	385,000	20,000	—		139,600	80,000	4,024

John F. Boyer*** Group President of the Health Services Group	2004	350,000	50,000	—		122,150	70,000	6,150

*	Dr. Mastran retired effective September 30, 2004.
**	Mr. Montoni’s employment with us began in March 2002.
***	Mr. Fallon and Mr. Boyer became executive officers on December 10, 2003.
(1)

The bonuses shown for fiscal year 2004 were earned in fiscal year 2004, but were paid on or about December 6, 2004. Similarly, bonuses shown for fiscal year 2003 were earned in fiscal year 2003, but paid on or about November 20, 2003, and bonuses shown for fiscal year 2002 were earned in fiscal year 2002, but were paid on or about October 15, 2002.

(2)                      Compensation in the form of perquisites and other personal benefits has been omitted when the total amount of those perquisites and personal benefits constituted less than either $50,000 or 10% of the total annual salary and bonus for the officer for the 2004 fiscal year.

(3)                      The 2004 amounts in this column are the dollar values (based on the closing price of our common stock on March 31, 2004, the date of the award) of the number of restricted stock units (“RSUs”) awarded to each of the individuals listed in this chart, as follows: Dr. Mastran, no RSUs; Mr. Davenport, 4,000 RSUs; Mr. Montoni, 3,750 RSUs; Mr. Fallon, 4,000 RSUs; and Mr. Boyer, 3,500 RSUs.  These RSUs vest as to one-sixth of each award on each of the first six anniversaries of the date of the award, subject to acceleration of vesting if certain earnings targets are met.  The aggregate number and market value (based on the closing price of our stock on September 30, 2004) of the restricted stock units (“RSUs”) held by each of the individuals listed in this chart on September 30, 2004 (based on the closing price of our common stock on September 30, 2004) was as follows: Dr. Mastran, no RSUs; Mr. Davenport, 12,500 RSUs valued at $360,125; Mr. Montoni, 7,250 RSUs valued at $208,873; Mr. Fallon, 12,000 RSUs valued at $345,720; and Mr. Boyer, 7,000 RSUs valued at $201,670.  Dividend equivalents will not be paid on the RSUs.

(4)                      The figures in this column represent our contribution to the employee’s account under our 401(k) plan.

(5)                      Amount reflects a moving allowance when Mr. Montoni relocated from Denver, Colorado to Reston, Virginia.

Stock Options

The following table provides information for options granted during our 2004 fiscal year to our former CEO and our four most highly compensated other employees who served as our executive officers during some or all of our 2004 fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted (#)	Year (%)	($/share)	Date	5% ($)	10% ($)

David V. Mastran	—	—	—	—	—	—

Lynn P. Davenport	100,000	15.27	34.90	3/1/2014	2,194,800	5,562,200

Richard A. Montoni	65,000	9.93	34.90	3/1/2014	1,426,620	3,615,430

Robert J. Fallon	80,000	12.22	34.90	3/1/2014	1,755,840	4,449,760

John F. Boyer	70,000	10.69	34.90	3/1/2014	1,536,360	3,893,540

(1)                      The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices.  The values are based on an assumption that our common stock’s market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option’s 10-year term.  We based the values on the common stock’s last sale price on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange.  Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock’s price, which will affect all shareholders proportionately.

The following table provides information regarding stock options exercised during our 2004 fiscal year and the value of unexercised stock options held on September 30, 2004 by our former CEO and our four most highly compensated other employees who served as our executive officers during some or all of our 2004 fiscal year.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

	Options Exercised During Fiscal Year 2004		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David V. Mastran	—	—	—	—	—	—

Lynn P. Davenport	—	—	71,963	103,750	834,370	24,900

Richard A. Montoni	—	—	33,750	106,250	33,488	100,463

Robert J. Fallon	17,664	281,916	5,496	80,000	44,766	—

John F. Boyer	—	—	33,773	70,000	210,443	—

(1)       The values in this column represent the fair market value of the shares acquired upon exercise of options as of the date of exercise, less the exercise price paid to exercise those options.

(2)       The values in this column represent the difference between the last reported sales price of the common stock as reported by the New York Stock Exchange on September 30, 2004 ($28.81) and the exercise price of the option, multiplied by the number of shares subject to the option.

Executive Employment Agreement

Mr. Montoni served as an officer of MAXIMUS during fiscal year 2004 under an executive employment agreement which provides for a minimum base salary, subject to annual review for adjustment.  Mr. Montoni’s executive employment agreement set his initial base salary at $27,083 per month.  In addition, he was entitled to receive a year-end bonus consistent with our past practices under his employment agreement.  Mr. Montoni’s employment term began March 18, 2002 and continues through March 18, 2006.  His employment is subject to our right to terminate his employment if he breaches any material duty or obligation to us or engages in other proscribed conduct.  Mr. Montoni’s employment agreement provides that he will not compete with us and will maintain our trade secrets in strict confidence.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

Governor Thompson, who has served as one of our directors since March 2001, is Chairman of the law firm of Winston & Strawn in Chicago.  Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present.

John Haley, who has served as one of our directors since June 2002, is President and Chief Executive Officer of Watson Wyatt & Company Holdings.  Watson Wyatt provided certain compensation consulting services to MAXIMUS from February 2002 through April 2004.  Mr. Haley proposed, and the board agreed, that Watson Wyatt will no longer provide services to the company.

Russell Beliveau served as our President of Investor Relations until his retirement in September 2002.  Following his retirement, he provided investor and client relations services to the company on an as-needed basis under a consulting agreement.  That agreement expired on September 30, 2004 and was not renewed.  During fiscal 2004, Mr. Beliveau was paid $32,200 under that agreement.

Raymond B. Ruddy provides consulting services to the company.  During fiscal 2004, Mr. Ruddy was paid $4,000 by us.

Donna Muldoon Mastran was employed by us as an Executive Vice President until her retirement in April 2003.  She was under contract as a consultant to the company during our 2004 fiscal year.  She is married to Dr. Mastran, our former CEO.  Mrs. Mastran did not receive compensation from us during our 2004 fiscal year.

Keven L. Kvasnicka is employed by us as a Manager in our Office of Information Systems.  Mr. Kvasnicka is married to Dr. Mastran’s daughter.  Mr. Kvasnicka earned $96,000 in salary and $2,106 in bonus from us during our 2004 fiscal year.  As of the date of this proxy statement, Mr. Kvasnicka remains employed by us on similar terms.

Joseph L. Mastran, Dr. Mastran’s brother, is employed by us as a Corporate Real Estate Specialist.  Joseph Mastran earned $67,151 in salary and $1,200 in bonus from us during our 2004 fiscal year.  As of the date of this proxy statement, Joseph Mastran remains employed by us on similar terms.

STOCK PERFORMANCE GRAPH

The following graph compares cumulative total shareholder return on our common stock for the five-year period from September 30, 1999 to September 30, 2004, with the cumulative total return for the NYSE Stock Market (U.S. Companies) Index and the NYSE/AMEX/NASDAQ Stocks (SIC 8740-8749 U.S. Companies) Management and Public Relations Services Index.  This graph assumes the investment of $100 on September 30, 1999 in our common stock, the NYSE Stock Market (U.S. Companies) Index and the NYSE/AMEX/NASDAQ Stocks (SIC 8740-8749 U.S. Companies) Management and Public Relations Services Index and assumes dividends are reinvested.

Comparison of Five – Year Cumulative Total Returns
Performance Graph for
MAXIMUS, Inc.

Produced on 10/15/2004 including data to 09/30/2004

Legend

Symbol	CRSP Total Returns Index for:	09/1999	09/2000	09/2001	09/2002	09/2003	09/2004
—————	MAXIMUS, Inc.	100.0	73.9	132.7	74.8	115.1	96.2
— — — —	NYSE Stock Market (US Companies)	100.0	114.4	97.2	81.2	98.3	114.7
---------------	NYSE/AMEX/NASDAQ Stocks (SIC 8740 – 8749 US Comp)	100.0	71.1	48.3	38.5	50.3	56.4
	Management and Public Relations Services

Notes:

A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.   The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.   If the monthly interval, based on the fiscal year – end, is not a trading day, the preceding trading day is used.

D.  The index level for all series was set to $100.0 on 09/30/1999.

12836	Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, GraduateSchool of Business, The University of Chicago. Used with permission. All rights reserved.	©Copyright 2004

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee and the board of directors has appointed, subject to ratification by the shareholders, the firm of Ernst & Young LLP as independent public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2005.  Ernst & Young LLP has audited our consolidated financial statements for the fiscal years ended September 30, 2004 and 2003.  A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

AUDIT INFORMATION

The Audit Committee operates under a written charter that the board of directors has adopted.  The members of the Audit Committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

Fees of Independent Public Accountants

Audit Fees

Fees for audit services totaled approximately $483,000 in the 2004 fiscal year and approximately $417,000 in the 2003 fiscal year.  These fees include fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services totaled approximately $45,000 in the 2004 fiscal year and approximately $30,000 in the 2003 fiscal year.  Audit-related services principally include accounting consultations and Sarbanes-Oxley Act Section 404 consultations.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $91,000 in the 2004 fiscal year and approximately $247,000 in the 2003 fiscal year.

All Other Fees

There were no fees for other services rendered to us by Ernst & Young LLP for the 2004 and 2003 fiscal years, other than the fees disclosed in the preceding three paragraphs of this proxy statement.

Report of the Audit Committee

The Audit Committee of the board of directors’ primary function is to assist the board in fulfilling its oversight responsibilities for financial reporting compliance by reviewing the audited financial statements, the systems of internal controls which management and the board of directors have established and the overall audit process.  In the course of its oversight, the Audit Committee of the board has (i) reviewed and discussed with management the MAXIMUS audited financial statements for the fiscal year ended September 30, 2004,

(ii) discussed with Ernst & Young LLP, MAXIMUS’ independent accountants, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.  In addition, the Audit Committee discussed with the independent accountants the auditors’ independence and considered whether the provision by Ernst & Young LLP of the non-audit services described in the section of this proxy statement captioned “Audit Information” above is compatible with maintaining the auditors’ independence.

Based on this review and discussion, the Audit Committee recommended to the board of directors that the audited financial statements be included in the MAXIMUS Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Peter B. Pond
Paul R. Lederer
Marilyn R. Seymann
Wellington E. Webb

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of permitted services before the independent auditor is engaged to perform it.  The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services.

SHAREHOLDER PROPOSALS FOR
OUR 2006 ANNUAL MEETING OF SHAREHOLDERS

Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 45 days before the meeting.  However, if we have given less than 60 days notice or public disclosure of the meeting, then we must receive a shareholder’s notice within 15 days after our notice or disclosure was given.  A shareholder notice must describe the proposed business or nominee and identify the shareholder making the proposal or nomination.

Any proposal you intend to present at the 2006 Annual Meeting of Shareholders must be received by MAXIMUS at our principal office at 11419 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary, not later than September 28, 2005 if you wish to have it included in the proxy statement and form of proxy for that meeting.

In addition, if we do not receive your proposal for presentation at the 2006 Annual Meeting by December 12, 2005, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised shareholders of the proposal in the proxy statement for the 2006 Annual Meeting.

OTHER MATERIALS

Our summary annual report for fiscal year 2004 and our Annual Report on Form 10-K for our 2004 fiscal year as filed with the SEC on December 10, 2004 are being mailed to shareholders along with this notice and proxy statement on or about January 26, 2005.  Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2004 fiscal year.  Requests should be directed to the Director of Investor Relations, MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.

By Order of the Board of Directors,

David R. Francis, Secretary

January 26, 2005

Appendix A

MAXIMUS, INC.
Audit Committee Charter

Purpose

The principal purpose of the Audit Committee (“Committee”) is to assist the Board of Directors (“Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting processes and audits of the Company’s financial statements.  The Committee will review the financial reports and other financial information provided by the Company, the Company’s disclosure controls and procedures and internal accounting and financial controls, the internal audit function, the legal compliance and ethics programs, and the annual independent audit process.

In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority and resources to engage independent outside counsel, auditors, or other experts as it deems necessary to carry out its duties.

The outside auditor is ultimately accountable to the Board and the Committee as representatives of the shareholders.  The Committee, as a committee of the Board, shall have the direct authority and responsibility for the appointment (and where appropriate, replacement), compensation and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between management and the outside auditor regarding financial reporting.  The Committee shall receive direct reports from the outside auditor.  The Committee shall be responsible for overseeing the independence of the outside auditor and for pre-approving all auditing services and permitted non-audit services provided by the outside auditor.

This Charter shall be reviewed for adequacy on an annual basis by the Committee.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the New York Stock Exchange audit committee composition requirements.  Accordingly, all of the members will be directors:

•                  Who have no relationship to the Company that the Board determines would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•                  Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member’s capacity as a member of the Board or any of its committees;

•                  Who are not an “affiliated person” (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the Board or any of its committees; and

•                  Who are financially literate.

In addition, at least one member of the Committee will have sufficient accounting or related financial management expertise to comply with the New York Stock Exchange audit committee composition requirements and, to the extent practicable, be a “financial expert” (as that term is defined by the Securities and Exchange Commission (the “SEC”)).

Key Responsibilities

The Committee’s role is one of oversight, and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is responsible for auditing the annual financial statements and for reviewing the unaudited quarterly financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.  The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

•                  The Committee shall discuss with the internal auditor and the outside auditor the overall scope, staffing, and plans for their respective audits.

•                  The Committee shall review with management and the outside auditor the audited financial statements and disclosures under management’s discussion and analysis of financial condition and results of operations to be included in the Company’s Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.  The Committee shall also review the Company’s disclosure in the annual Proxy Statement pertaining to the responsibilities and activities of the Committee.

•                  As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the SEC, the Company’s interim financial information to be included in the Company’s Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

•                  The Committee shall review and discuss earnings press releases with Company management before they are issued.

•                  The Committee shall periodically discuss with management, the internal auditor, and the outside auditor the quality and adequacy of the Company’s internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the outside auditor how the Company’s financial systems and controls compare with industry practices.

•                  When required, the Committee shall review management’s assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the outside’s auditor’s report on management’s assessment.

•                  The Committee shall periodically review with management and the outside auditor the quality, as well as acceptability, of the Company’s accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Committee shall also discuss with the outside auditor how the Company’s accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

•                  The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company’s financial statements.

•                  The Committee shall review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company’s financial statements and any transactions or courses of dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

•                  The Committee shall review with management and the outside auditor the Company’s critical accounting policies and practices.

•                  The Committee shall review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

•                  The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships or services and their impact on the outside auditor’s independence, and take appropriate action regarding the independence of the outside auditor.

•                  As required by SEC regulations, the Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor.  The Committee may delegate pre-approval authority to a member of the Committee.  The decisions of any member to whom pre-approval authority is delegated must be presented to the full Committee at the next scheduled meeting.

•                  The Committee shall prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

•                  The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the Company’s Annual Report on Form 10-K.

•                  The Committee shall approve a code of ethics, as required by rules of the SEC, for senior financial officers and such other employees and agents of the Company as it determines.

•                  The Committee shall review and approve all related-party transactions.

•                  The Committee shall receive reports from the Company’s legal counsel of any evidence of material violations of the securities laws or breaches of fiduciary duty.

•                  At least annually, the Committee shall obtain and review a report by the outside auditor describing the auditor’s internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to address any issues identified.

•                  The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration.  In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

[FORM OF PROXY]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MAXIMUS, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MARCH 22, 2005

The undersigned shareholder of MAXIMUS, Inc. (the “Company”) hereby appoints Lynn P. Davenport, Richard A. Montoni and David R. Francis, and each of them acting singly, as the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 22, 2005, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MAXIMUS, INC.

March 22, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR
AND A VOTE “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Election of three Class II Directors and one Class III Director.

☐        FOR ALL NOMINEES

☐        WITHHOLD AUTHORITY

FOR ALL NOMINEES

☐        FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Russell A. Beliveau	For Term Expiring in 2008
John J. Haley	For Term Expiring in 2008
Marilyn R. Seymann	For Term Expiring in 2008
Raymond B. Ruddy	For Term Expiring in 2006

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee name(s) below:

___________________________________________________

___________________________________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

2. Ratification of the appointment of Ernst &	FOR ☐
Young LLP as the Company’s independent	AGAINST ☐
public accountants for the 2005 fiscal year.	ABSTAIN ☐

This Proxy, when properly executed, will be voted in the manner directed by the undersigned herein. If no specification is made, this Proxy will be voted “FOR” proposals 1 and 2. The proxies appointed hereby are also authorized by this Proxy to vote in their discretion on behalf of the undersigned upon such other matters as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.